10F-3 Report
CGCM High Yield Investments
	10/1/2006		through		12/31/2006

ID	Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund	% of Issue (1)

947	Idearc (WAMCo)	11/1/2006	JPMorgan	130,000.00	100.00	0.005%	0.028%
965	Freescale Senior Fixed Rate due 2014 (WAMCo)	11/16/2006	Credit Suisse	120,000.00	100.00	0.002%	0.002%
966	Freescale Senior Sub Notes due 2016 (WAMCo)	11/16/2006	Credit Suisse	40,000.00	100.00	0.001%	0.001%
993	HCA V5 (WAMCo)	11/9/2006	Bank of America	105,000.00	100.00	0.002%	0.006%
994	HCA Y5 (WAMCo)	11/9/2006	Bank of America	80,000.00	100.00	1.404%	3.509%
995	Rental Service (WAMCo)	11/17/2006	Deutsche Bank	85,000.00	100.00	0.014%	0.014%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
				Other Participant Accounts	Issue Amount	Total Received All Funds
947	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			675,000.00	2,850,000,000.00	805,000.00
965	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	5,950,000,000.00	120,000.00
966	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	5,950,000,000.00	40,000.00
993	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			250,000.00	5,700,000,000.00	355,000.00
994	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			120,000.00	5,700,000.00	200,000.00
995	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	620,000,000.00	85,000.00

10F-3 Report
CGCM High Yield Investments-Western Assets
	1/1/2007		through		3/31/2007

ID	Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund	% of Issue (1)

996	Aramark Floating Rate Note 2015 (WAMCo)	1/17/2007	JPMorgan	20,000.00	100.00	0.004%	0.022%
997	Aramark Fixed Rate Note 2015 (WAMCo)	1/17/2007	JPMorgan	90,000.00	100.00	0.007%	0.009%
1030	Jarden Corp (WAMCo)	2/7/2007	Lehman Brothers	85,000.00	100.00	0.021%	0.021%
1032	Readers Digest Association (WAMCo)	2/27/2007	JPMorgan	115,000.00	100.00	0.015%	0.015%
1051	US Oncology Holdings Inc (WAMCo)	3/1/2007	Morgan Stanley	60,000.00	98.00	0.014%	0.014%
1055	Citizens Communication Co (WAMCo)	3/19/2007	Credit Suisse	30,000.00	100.00	0.004%	0.007%
1057	Hawker Beechcraft Senior Note 2017 (WAMCo)	3/16/2007	Goldman Sachs	100,000.00	100.00	0.008%	0.008%
1058	Hawker Beechcraft Senior Note 2015 (WAMCo)	3/16/2007	Goldman Sachs	50,000.00	100.00	0.004%	0.011%
1081	Hawker Beechcraft Senior PIK Note 2015 (WAMCo)	3/16/2007	Goldman Sachs	80,000.00	100.00	0.007%	0.011%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
				Other Participant Accounts	Issue Amount	Total Received All Funds
996	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			90,000.00	500,000,000.00	110,000.00
997	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			20,000.00	1,280,000,000.00	110,000.00
1030	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	400,000,000.00	85,000.00
1032	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	750,000,000.00	115,000.00
1051	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	425,000,000.00	60,000.00
1055	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			25,000.00	750,000,000.00	55,000.00
1057	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	1,200,000,000.00	100,000.00
1058	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			80,000.00	1,200,000,000.00	130,000.00
1081	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			50,000.00	1,200,000,000.00	130,000.00

10F-3 Report
CGCM High Yield Investments-Western Assets and Penn Capital
4/1/2007	through	6/30/2007

ID	Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund	% of Issue (1)

1068	Realogy (WAMCo)	4/5/2007	JPMorgan	290,000.00	99.00	0.013%	0.013%
1113	MGM Mirage Senior Note Due 2016 (WAMCo)	5/8/2007	Bank of America Securities	50,000.00	100.00	0.010%	0.010%
1118	Dynegy Holdings Inc (WAMCo)	5/17/2007	JPMorgan	240,000.00	100.00	0.022%	0.040%
1119	Rite Aid Corporation (WAMCo)	5/17/2007	Wachovia	60,000.00	98.39	0.005%	0.005%
1151	Community Health Systems (WAMCo)	6/27/2007	Credit Suisse	260,000.00	99.29	0.008%	0.008%
1158	Dollar General Corp (WAMCo)	6/28/2007	Goldman Sachs	140,000.00	98.02	0.007%	0.007%
1169	TL Acquisitions MAD2 (WAMCo)	6/22/2007	JPMorgan	110,000.00	77.09	0.008%	0.008%
1171	TL Acquisitions MAA8 (WAMCo)	6/22/2007	JPMorgan	150,000.00	98.72	0.011%	0.011%
1176	Edison Mission Energy (WAMCo)	5/1/2007	Credit Suisse First Boston	200,000.00	100.00	0.007%	0.017%
1179	Dynegy Holdings Inc (WAMCo)	5/17/2007	JPMorgan	50.000.00	100.00	0.009%	0.080%
1185	United Surgical Partners	4/11/2007	Citigroup Global Markets	55,000.00	101.375	0.023%	0.023%
(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
Other Participant Accounts	Issue Amount	Total Received All Funds
1068	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	0.00	2,250,000,000.00	290,000.00
1113	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	0.00	500,000,000.00	50,000.00
1118	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	200,000.00	1,100,000,000.00	440,000.00
1119	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	0.00	1,220,000,000.00	60,000.00
1151	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	0.00	3,365,000,000.00	260,000.00
1158	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	0.00	1,900,000,000.00	140,000.00
1169	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	0.00	1,350,000,000.00	110,000.00
1171	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	0.00	1,350,000,000.00	150,000.00
1176	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	270,000.00	2,700,000,000.00	470,000.00
1179	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	390,000.00	550,000,000.00	440,000.00
1185	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:	0.00	240,000,000.00	55,000.00

10F-3 Report
CGCM High Yield Investments
	7/1/2007			through	9/30/2007

ID	Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund	% of Issue (1)

1199	American Tower Corp (Western)	9/25/2007	Morgan Stanley	250,000.00	100.25	0.100%	0.100%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
				Other Participant Accounts	Issue Amount		Total Received All Funds
1199	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	250,000,000.00		250,000.00